Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 2

TO AMENDED AND RESTATED CREDIT AGREEMENT

AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 9, 2016 (this “Amendment”), by and among CATALENT PHARMA SOLUTIONS, INC., a Delaware corporation (the “Borrower”), PTS INTERMEDIATE HOLDINGS LLC, a Delaware limited liability company (“Holdings”), MORGAN STANLEY SENIOR FUNDING, INC. (“MSSF”), as Administrative Agent (in such capacity, the “Administrative Agent”), Collateral Agent and Swing Line Lender and the Lenders party hereto.

PRELIMINARY STATEMENTS:

(1)    The Borrower, Holdings, MSSF, as Administrative Agent, Collateral Agent and Swing Line Lender, MSSF and JPMorgan Chase Bank, N.A., as L/C Issuers, the other lenders party thereto and the other agents party thereto have entered into an Amended and Restated Credit Agreement dated as of May 20, 2014 (as the same may have been amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2)    The Borrower, the undersigned Lenders and the Administrative Agent have agreed to amend the Credit Agreement as hereinafter set forth.

(3)    Morgan Stanley Senior Funding, Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC1 (collectively, the “Arrangers”) are acting as joint lead arrangers and joint lead bookrunners for this Amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.    Amendments to Credit Agreement. Upon, and subject to, the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:

(a)    Section 1.01 of the Credit Agreement is amended by inserting the following new definitions in the appropriate alphabetical order:

“Amendment No. 2” means that certain Amendment No. 2 to the Amended and Restated Credit Agreement, dated as of December 9, 2016, among Holdings, the Borrower, the Lenders party thereto and the Administrative Agent.

“Amendment No. 2 Effective Date” means the date on which all of the conditions contained in Section 2 of Amendment No. 2 have been satisfied or waived by the Administrative Agent.

[1]	RBC Capital Markets is a marketing name for the investment banking activities of Royal Bank of Canada.

(b)    Section 1.01 of the Credit Agreement is further amended by restating clause (a) of the definition of “Applicable Rate” as follows:

“(a) on and after the Amendment No. 2 Effective Date, (i) in respect of the Dollar Term Loans, a percentage per annum equal to, in the case of Eurodollar Rate Loans, 2.75% and, in the case of Base Rate Loans, 1.75% and (ii) in respect of the Euro Term Loans that are Eurodollar Rate Loans, a percentage per annum equal to 2.50%.”

(c)    Section 2.05(a)(i) is hereby amended by restating clause (4) of the proviso to the first sentence thereof as follows:

“(4) in the case of any Repricing Event (as defined below) with respect to all or any portion of the Term Loans, a prepayment premium of 1.00% shall apply to any principal amount of the Term Loans subject to such Repricing Event during the first six-month period after the Amendment No. 2 Effective Date.”

(d)    Section 2.12 is hereby amended by inserting the following sentence at the end of thereof:

Notwithstanding anything to the contrary contained herein, the Borrower may apply the proceeds of the €380,000,000 4.75% senior unsecured notes due 2024 issued by the Borrower on (or within five Business Days prior to) the Amendment No. 2 Effective Date to prepay on a non-ratable basis the Term Loans held by any Term Lender which declines or fails to consent to Amendment No. 2 as the Borrower and the Administrative Agent may agree.

SECTION 2.    Conditions of Effectiveness. Section 1 of this Amendment shall become effective on the date when, and only when, the following conditions shall have been satisfied or waived (such date, the “Effective Date”):

(a)    The Administrative Agent shall have received a counterpart signature page of this Amendment duly executed by (i) Holdings, (ii) the Borrower, (iii) the Term Lenders and (iv) any Increasing Lenders on, or prior to, 5:00 p.m., New York City time on December 1, 2016 (the “Consent Deadline”).

(b)    (i) After giving effect to this Amendment and the transactions contemplated hereby, the representations and warranties set forth in Article V of the Credit Agreement (as amended by this Amendment) and in any other Loan Document are true and correct in all material respects on and as of the Effective Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates and (ii) no Default has occurred and is continuing, or would result from the occurrence of the Effective Date.

(c)    The Administrative Agent shall have received a certificate of the Borrower dated as of the Effective Date signed on behalf of the Borrower by a Responsible Officer of the Borrower, certifying on behalf of the Borrower as to the matters set forth in Section 2(b) above.

(d)    The Administrative Agent shall have received a certified copy of the resolutions of the Board of Directors or other governing body, as applicable, of each Person that is a Loan Party (or duly authorized committee thereof) authorizing this Amendment and the matters contemplated hereby and thereby respectively.

(e)    The Borrower shall have paid (or substantially concurrently with the satisfaction of the other conditions set forth herein, on the Effective Date, shall be paying) all fees in connection with this Amendment as previously agreed in writing by the Borrower and all reasonable out-of-pocket and documented expenses (including the fees and expenses of Shearman & Sterling LLP) incurred by the Arrangers and the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment required to be paid in connection with this Amendment.

SECTION 3.    Representations and Warranties. The Borrower represents and warrants to the Agents and the Lenders that:

(a)    Each Loan Party and each of its Subsidiaries (i) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and (ii) has all requisite power and authority to execute and deliver this Amendment and perform its obligations under this Amendment and the Loan Documents to which it is a party.

(b)    The execution and delivery of this Amendment by each Loan Party that is a party hereto and the performance under this Amendment and the Loan Documents to which each Loan Party is a party, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01 of the Credit Agreement), or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any material Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (ii)(x), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

(c)    No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment, except for (i) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (ii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

(d)    This Amendment has been duly executed and delivered by each Loan Party that is party hereto. This Amendment constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party that is party hereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

SECTION 4.    Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(a)    On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b)    The Credit Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Amendment.

(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Loan Document.

(d)    Each Loan Party hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party, (ii) ratifies and reaffirms each grant of a lien on, or security interest in, its property made pursuant to the Loan Documents (including, without limitation, the grant of security made by such Loan Party pursuant to the Security Agreement) and confirms that such liens and security interests continue to secure the Obligations under the Loan Documents, subject to the terms thereof and (iii) in the case of each Guarantor, ratifies and reaffirms its guaranty of the Obligations pursuant to the Guaranty.

SECTION 5.    Increasing Lenders. If any Term Lender declines or fails to consent to this Amendment by returning an executed counterpart of this Amendment to the Administrative Agent prior to the Consent Deadline, then pursuant to and in compliance with the terms of Section 3.07 of the Credit Agreement, such Term Lender may be replaced and its commitments and/or obligations purchased and assumed by either a new lender (a “New Lender”) or an existing Lender which is willing to consent to this Amendment (an “Existing Lender” and, together with any New

Lender, the “Increasing Lenders”) upon execution of this Amendment (which will also be deemed to be the execution of an Assignment and Assumption substantially in the form of Exhibit E to the Credit Agreement). The Loan Parties and the Administrative Agent hereby agree that from and after the Amendment No. 2 Effective Date, each New Lender shall be deemed to be, and shall become, a “Lender”, a “Term Lender”, a “Dollar Term Lender” and/or a “Euro Term Lender”, as applicable, for all purposes of, and with all the rights and remedies of a “Lender”, a “Term Lender”, a “Dollar Term Lender” and/or a “Euro Term Lender”, as applicable, under, the Credit Agreement and the other Loan Documents.

SECTION 6.    Costs and Expenses. The Borrower agrees to pay all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration of this Amendment and the other instruments and documents to be delivered hereunder or in connection herewith (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 10.04 of the Credit Agreement.

SECTION 7.    Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic delivery (e.g., “pdf”) shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8.    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to Amended and Restated Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CATALENT PHARMA SOLUTIONS, INC.

By:	/s/ Matthew Walsh
Name:	Matthew Walsh
Title:	Executive Vice President & Chief Financial Officer

PTS INTERMEDIATE HOLDINGS LLC

By:	/s/ Matthew Walsh
Name:	Matthew Walsh
Title:	Executive Vice President & Chief Financial Officer

Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement (Catalent)

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By:	/s/ Nehal Abdel Hakim
Name:	Nehal Abdel Hakim
Title:	Authorized Signatory

Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement (Catalent)

Lender Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement

On file with the Administrative Agent.

Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement (Catalent)